UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400, Santa Ana, CA	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTMI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 – Regulation FD Disclosure.

On February 23, 2021, TTM Technologies, Inc. (the “Company”) issued a press release announcing the commencement of a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $375 million aggregate principal amount of 5.625% Senior Notes due 2025 (the “Existing Notes”), and the solicitation of consents (the “Consents”) from holders of the Existing Notes (the “Consent Solicitation”) to a proposed amendment to the indenture, dated as of September 28, 2017, governing the Existing Notes (the “Existing Indenture”), to shorten the minimum notice period for the optional redemption of the Existing Notes by the Company from 30 calendar days to three business days. The Company also announced that, concurrently with the commencement of the Tender Offer and Consent Solicitation, the Company issued a conditional notice of redemption for any of its Existing Notes that remain outstanding following the consummation or termination of the Tender Offer and Consent Solicitation (the “conditional notice”). The redemption of the Existing Notes pursuant to the conditional notice is conditioned upon the Company’s receipt of the net proceeds from the offering of the Notes (as defined below) on or prior to March 25, 2021 and a lack of receipt of the requisite consents in the Consent Solicitation on or prior to March 8, 2021 (the “conditions precedent”). If either of the conditions precedent is not satisfied, then the conditional notice shall be of no force or effect for any purpose, and the Existing Notes will be deemed not to have been called for redemption.

In addition, on February 23, 2021, the Company issued a press release announcing its intention to offer, subject to market and other customary conditions, $500 million in aggregate principal amount of senior notes due 2029 (the “Notes”) in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be senior unsecured obligations of the Company and will be guaranteed by the Company’s subsidiaries that guarantee its obligations under its term loan due September 2024 and its U.S. asset-based revolving credit facility (the “U.S. ABL Facility”), subject to certain exceptions.

The Company intends to use the net proceeds of the offering of the Notes to (i) purchase any and all of the Existing Notes that are validly tendered and accepted for payment in the Tender Offer, (ii) redeem in full any remaining Existing Notes following the consummation or termination of the Tender Offer, (iii) repay the full amount outstanding under the U.S. ABL Facility (but not terminate the commitments thereunder) and (iv) pay related premiums, fees and expenses.

Copies of the foregoing press releases are furnished with this report as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibits 99.1 and 99.2, contain forward-looking statements that relate to future events. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the consummation of the offering of the Notes, the terms, timing and consummation of the Tender Offer and the Consent Solicitation, including the acceptance for purchase of any Existing Notes validly tendered, and any related Consents validly delivered, the satisfaction or waiver of certain conditions of the Tender Offer and Consent Solicitation, statements regarding any redemptions of the Existing Notes, and potential changes in market conditions constitute forward-looking statements. For a description of additional factors that may cause the Company’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Certain Information

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is furnished pursuant to this Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

99.1	Press release regarding tender offer, consent solicitation and optional redemption, dated February 23, 2021

99.2	Press release regarding proposed offering, dated February 23, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: February 23, 2021	/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, General Counsel & Secretary